UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

CVC-PE Global Private Equity Fund, LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56807	61-2292991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Ave
New York, New York		10153
(Address of Principal Executive Offices)		(Zip Code)

(212) 265-6222 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2026, CVC-PE Global Private Equity Fund, LP (the "Fund") sold unregistered limited partnership units (the "Units") as part of its continuous private offering for aggregate consideration of approximately $60.2 million. The following table provides details on the Units sold by the Fund:

	Number of Units Sold(1)(2)	Aggregate Consideration(2)
Class R-S Units	339,031	$39,099,050
Class R-I Units	177,240	$20,498,000
Class C Units(3)	548	$65,000
Class G Units(4)	4,323	$500,000

(1)
The number of Units sold by the Fund was finalized on July 23, 2026, following the calculation of the Fund's transactional net asset value ("Transactional NAV") as of June 30, 2026. The purchase price of each Unit sold by the Fund on July 1, 2026, was equal to the Transactional NAV per Unit for the applicable class as of June 30, 2026. Refer to Item 8.01 below for information on the Fund's Transactional NAV. On July 1, 2026, CVC-PE Global Private Equity Fund (TE), LP, a Delaware limited partnership (the "Feeder Fund"), acquired 101,912 Class R-S Units and 27,393 Class R-I Units of the Fund.
(2)
Unit and dollar amounts are rounded to the nearest whole number.
(3)
Represents Class C Units purchased by CVC Capital Partners plc (together with any affiliates, "CVC"), certain employees of CVC or officers and directors of the Fund.
(4)
Represents Class G Units purchased by any persons who CVC-PEF General Partner Inc., the Fund's general partner, has determined in its sole discretion qualify as eligible investors associated with CVC.

The offer and sale of the Units were made as part of the Fund's continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units presented above were also sold to investors through the Feeder Fund for certain investors with particular tax characteristics, such as United States tax-exempt investors and non-U.S. investors.

Item 8.01 Other Events.

Transactional Net Asset Value

The Fund calculates the Transactional NAV for purposes of establishing the price at which transactions in the respective Units are made. The Transactional NAV per Unit for each class of the Fund as of June 30, 2026 is as follows:

Transactional NAV per Unit as of June 30, 2026
Class R-S Units	$115.33
Class R-I Units	$115.65
Class C Units	$118.56
Class G Units	$115.65

A description of the Fund's valuation process is included under "Valuation" within "Item 1(c). Description of Business" and "Calculation of NAV" within "Item 9. Market Price and Dividends on the Registrant's Common Equity and Related Unitholder Matters" of the Fund's Amendment No. 1 to the Registration Statement on Form 10, filed with the Securities and Exchange Commission ("SEC") on February 18, 2026.

Transactional NAV is based on the month-end fair values of all assets of the Fund less the liabilities of the Fund and all fees attributable to the Fund, including servicing fees, the management fee, the incentive allocation, distributions entitlement and other fees and expenses, in all cases as determined in accordance with the Fund's valuation policy that has been approved by the Fund's board of directors. During the one-year period beginning on April 1, 2026 (the "Expense Support Period"), CVC Advisors (U.S.) Inc., the Fund's investment adviser (the "Investment Adviser") has agreed to limit the amount of Specified Expenses borne by the Fund to the amount stated in the Investment Advisory Agreement, on an annualized basis, of our Transactional NAV as of the end of each calendar month (such limit, the "Expense Limitation" and such payment by the Investment Adviser, the "Expense Support"). The Expense Support Period may be renewed by the Investment Adviser in its sole discretion. To the extent that, as of the end of a given calendar month during the Expense Support Period, the Specified Expenses (annualized) exceed the Expense Limitation calculated as of the end of such calendar month, the Investment Adviser will pay, absorb or reimburse the Fund the amount of such excess or forgo its Management Fee in the amount of such excess. The definition of Specified Expenses is included in "Note 4. Commitments and Contingencies" within "Notes to Consolidated Financial Statement" in "Part I. Item 1. Financial Statement" of the Fund's Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2026.

For purposes of calculating the Fund's Transactional NAV, (i) the Expense Support paid by the Investment Adviser will be recognized as a reduction to NAV in the month the Fund reimburses the Investment Adviser for such costs, (ii) servicing fees, as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are paid and (iii) contingent tax liabilities of certain intermediate entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying investment may not be recognized as a reduction to NAV (although tax liabilities of those same intermediate entities may be taken into account in determining the fair value of the associated underlying investment). Transactional NAV per Unit may differ from the Fund's net asset value as determined with accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVC-PE Global Private Equity Fund, LP

Date:	July 28, 2026	By:	/s/ Jonathan Wrigley
Name: Jonathan Wrigley Title: Chief Financial Officer